Exhibit 99.1

PriceSmart Announces Second Quarter Results of Operations;

New Distribution Center Also Announced

SAN DIEGO, CA—(Marketwire - April 7, 2008) - PriceSmart, Inc. (NASDAQ: PSMT) today announced that for the month of March 2008, net sales increased 21.3% to $94.1 million from $77.6 million in March a year earlier. For the seven months ended March 31, 2008, net sales increased 24.9% to $627.5 million from $502.4 million in the same period last year. There were 25 warehouse clubs in operation at the end of March 2008 compared to 23 warehouse clubs in operation in March 2007.

For the four weeks ended March 30, 2008, comparable warehouse sales for warehouse clubs open at least 12 full months increased 14.1% compared to the same four-week period last year. For the thirty-week period ended March 30, 2008, comparable warehouse sales increased 20.0% compared to the comparable thirty-week period a year ago.

The Company also announced that it has entered into a new lease for premises in Medley, Florida, enabling the Company to relocate its primary Distribution Center to a 40% larger facility, thereby enhancing the distribution of merchandise from the United States to PriceSmart warehouse clubs in the Caribbean and Central America. It is anticipated that the Company’s new Distribution Center will become operational in June 2008.

About PriceSmart

PriceSmart, headquartered in San Diego, owns and operates U.S.-style membership shopping warehouse clubs in Central America and the Caribbean, selling high quality merchandise at low prices to PriceSmart members. PriceSmart now operates 25 warehouse clubs in 11 countries and one U.S. territory (four each in Panama and Costa Rica; three each in Guatemala and Trinidad, two each in Dominican Republic, El Salvador and Honduras; and one each in Aruba, Barbados, Jamaica, Nicaragua and the United States Virgin Islands).

This press release may contain forward-looking statements concerning the Company’s anticipated future revenues and earnings, adequacy of future cash flow and related matters. These forward-looking statements include, but are not limited to, statements containing the words “expect,” “believe,” “will,” “may,” “should,” “project,” “estimate,” “scheduled,” and like expressions, and the negative thereof. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the following risks: the Company’s financial performance is dependent on international operations which exposes the Company to various risks; any failure by the Company to manage its widely dispersed operations could adversely affect the Company’s business; the Company faces significant competition; the Company faces difficulties in the shipment of and inherent risks in the importation of merchandise to its warehouse clubs; the Company is exposed to weather and other risks associated with international operations; declines in the economies of the countries in which the Company operates its warehouse clubs would harm its business; a few of the Company’s stockholders have control over the Company’s voting stock, which will make it difficult to complete some corporate transactions without their support and may prevent a change in control; the loss of key personnel could harm the Company’s business; the Company is subject to volatility in foreign currency exchange; the Company faces the risk of exposure to product liability claims, a product recall and adverse publicity; a determination that the Company’s long-lived or intangible assets have been impaired could adversely affect the Company’s future results of operations and financial position; and the Company faces increased compliance risks associated with compliance with Section 404 of the Sarbanes-Oxley Act of 2002; as well as the other risks detailed in the Company’s SEC reports, including the Company’s Annual Report on Form 10-K filed pursuant to the Securities Exchange Act of 1934 on November 29, 2007. We assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.

For further information, please contact Robert E. Price, Chief Executive Officer (858) 551-2336; or John M. Heffner, Executive Vice President and Chief Financial Officer (858) 404-8826.